Exhibit 99(j)


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated August 28, 2015 with respect to the financial statements of AB Concentrated Growth Fund (formerly AllianceBernstein Concentrated Growth Fund), AB Select US Long/Short Portfolio (formerly AllianceBernstein Select US Long/Short Portfolio), AB Select US Equity Portfolio (formerly AllianceBernstein Select US Equity Portfolio) and AB Global Core Equity Portfolio (formerly AllianceBernstein Global Core Equity Portfolio), four of the portfolios constituting AB Cap Fund, Inc. (formerly AllianceBernstein Cap Fund, Inc.) for the fiscal period ended June 30, 2015 and dated September 28, 2015 with respect to the financial statements of AB Small Cap Growth Portfolio (formerly AllianceBernstein Small Cap Growth Portfolio), one of the portfolios constituting AB Cap Fund, Inc., for the fiscal year ended July 31, 2015, which are incorporated by reference in this Post-Effective Amendment No. 195 to the Registration Statement (Form N-1A No. 2-29901) of AB Cap Fund, Inc.



                                                           /s/ ERNST & YOUNG LLP


New York, New York
October 28, 2015